Exhibit 10.30

Second Amendment to Salary Continuation Agreement for Daniel Warfel

SECOND AMENDMENT TO THE

OMEGA BANK, NATIONAL ASSOCIATION

SALARY CONTINUATION AGREEMENT

DATED MARCH 1, 2000

FOR DANIEL WARFEL

THIS SECOND AMENDMENT (“Second Amendment”) is made and entered into this 18th day of December, 2006, by and between OMEGA BANK, NATIONAL ASSOCIATION, located in State College, Pennsylvania (the “Bank”), and DANIEL WARFEL (the “Officer”).

WITNESSTH:

WHEREAS, on March 1, 2000, the Bank and the Officer entered into a deferred compensation agreement titled “Omega Bank, National Association Salary Continuation Agreement,” (“Agreement”), and on December 23, 2003, the Bank and the Officer entered into the “First Amendment to the Omega Bank, National Association Amended and Restated Salary Continuation Agreement” (“First Amendment”) which amended the Agreement; and

WHEREAS, the Bank and the Officer desire to further amend the Agreement through this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Bank and the Officer agree as follows:

1.	Section 1.8 of the Agreement is hereby amended to read as follows:

“1.8.	“Normal Retirement Age” means the Officer’s 62nd birthday.”

2.           Section 2.3.1 is hereby amended by adding the following to the end thereof: “The liability shall be calculated assuming that the Officer accrues his Normal Retirement Benefit ratably over the period beginning on the Effective Date and ending on his Normal Retirement Age. However, effective as of January 1, 2006, the difference between the Officer’s accrued benefit as of December 31, 2005 and the Officer’s projected accrued benefit at Normal Retirement Age shall accrue ratably over the period beginning on January 1, 2006 and ending on his Normal Retirement Age.”

3.	A new Section 8.11 is hereby added to the Agreement which shall read as follows:

“8.11      Code Section 409A Matters. Code Section 409A shall only apply to that portion of the Officer’s benefit that was not earned and vested prior to January 1, 2005. The parties intend that the increased accruals that result from the change in the Normal Retirement Age to age 62 as of January 1, 2006 shall not be treated as a material modification so as to affect the pre-January 1, 2005 accruals and that such increased accruals shall be subject to Code Section 409A.”

4.	This Second Amendment shall be effective as of January 1, 2006.

IN WITNESS WHEREOF, the Officer and the Bank have executed this Second Amendment on the date set forth above.

OFFICER: /s/ Daniel Warfel ——————————————— DANIEL WARFEL	BANK: OMEGA BANK, NATIONAL ASSOCIATION By: /s/ David B. Lee ——————————————————— Print Name: David B. Lee —————————————— Print Title: Chairman ——————————————

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